                                                                    Exhibit 10.1


--------------------------------------------------------------------------------



                                                    ,
                          --------------------------
                                   ORIGINATOR

                                      AND

                        ACC CONSUMER FINANCE CORPORATION


                       ----------------------------------


                       RECEIVABLES ACQUISITION AGREEMENT





                         Dated as of ________ __, 199__


                         ------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ALL RIGHTS, TITLE AND INTEREST IN AND TO THIS AGREEMENT ON THE PART OF ADVANTA AUTO FINANCE CORPORATION HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF _________________________, AS TRUSTEE, UNDER [A [POOLING AND SERVICING AGREEMENT] [A TRUST AGREEMENT]] [AN INDENTURE] DATED AS OF _____________, 199__ FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

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                               TABLE OF CONTENTS


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ARTICLE I

                               CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

                              TRANSFER OF RECEIVABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.01. Transfer of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 2.02. The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.03. The Funding Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III

                            REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.01. Representations and Warranties of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.02. Representations and Warranties of the Originator . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE IV

                                 CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.01. Conditions to Obligation of the Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 4.02. Conditions to Obligation of the Originator . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ORIGINATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.01. Protection of Right, Title and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.02. Other Liens or Interests.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.03. Principal Executive Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 5.04. Trustee as Additional Insured. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.05. Costs and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.06. No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.07. Location of Servicer Files.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.08. Transfer of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.09. Originator's Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.10. Transfer of Additional Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 5.11. No Bankruptcy Petition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 5.12. Covenants Regarding Operations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

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
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ARTICLE VI

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VII

MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.01. Obligations of Originator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.02. Reacquisition Events.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 7.03. The Depositor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.04. Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.05. Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.06. Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 7.07. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.08. Costs and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.09. Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.10. Confidential Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.11. Headings and Cross-References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.12. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 7.13. Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         EXHIBIT A     ASSIGNMENT
         EXHIBIT B     SCHEDULE OF RECEIVABLES

                       RECEIVABLES ACQUISITION AGREEMENT


                 This RECEIVABLES ACQUISITION AGREEMENT is made as of this __th day of ____, 199__, by and between ________________, a ___________
[corporation], having its principal executive office at _______________________ (the "Originator") and ACC Consumer Finance Corporation, a Delaware corporation, having its principal place of business at 12750 High Bluff Drive, Suite 320, San Diego, California, 92130 (the "Depositor").

                 WHEREAS, the Originator and the Depositor wish to set forth the terms pursuant to which (i) the Receivables (as hereinafter defined) are to be pledged, transferred, assigned and otherwise conveyed by the Originator to the Depositor, which Receivables will be transferred and assigned by the Depositor, pursuant to the [[Pooling and Servicing Agreement] [Trust Agreement]] (as hereinafter defined), to ACC Automobile Receivables Trust (the "Trust") to be created thereunder, which Trust will issue [certificates as security for the loan from the securityholders to the Originator (the "Class __ [Certificates] [Notes]"); and (ii) additional Receivables will from time to time be pledged, transferred, assigned and otherwise conveyed by the Originator to the Depositor, which Receivables will then be transferred and assigned by the Depositor to the Trust on Funding Dates (as hereinafter defined); and

                 WHEREAS, all Receivables transferred pursuant to this Agreement shall constitute Eligible Receivables (as hereinafter defined) as of the Closing Date or the Funding Date, as the case may be, on which they are transferred hereunder.

                 NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

                 Terms not defined in this Agreement shall have the meaning set forth in the [[Pooling and Servicing Agreement] [Trust Agreement]] dated as of _______, 199__ among the Depositor, the Originator, and _________________, as trustee ("[Pooling and Servicing Agreement] [Trust Agreement]"). As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                 "Agreement" shall mean this Receivables Acquisition Agreement and all amendments hereof and supplements hereto.

                 "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

                 "Class __ [Certificate] [Note]" shall have the meaning specified in the [Pooling and Servicing Agreement] [Trust Agreement].

                 "Closing Date" shall mean ________, 199__.

                 "Closing Date Receivables" shall mean the Receivables acquired by the Depositor from the Originator pursuant to the Agreement on the Closing Date.

                 "Collections" shall mean all amounts collected by the [Master Servicer] or any Servicer or Subservicer (as defined in the [Pooling and Servicing Agreement] [Trust Agreement]) (from whatever source) on or with respect to the Receivables.

                 "Custodian Files" shall have the meaning specified in the [Pooling and Servicing Agreement] [Trust Agreement].

                 "Cutoff Date" shall mean __________, 199__ with respect to the Closing Date and the last Business Day of each calendar week preceding the calendar week of a Funding Date, with respect to each Funding Date.

                 "Eligible Receivable" means any Receivable as to which all of the representations set forth in Section 3.02(b) hereof are true.

                 "Funding Date" shall mean each date occurring no more than once per calendar week during the period beginning on the Closing Date and ending on _________, 199__.

                 "Funding Date Receivables" means, with respect to a Funding Date, the Eligible Receivables to be pledged, transferred, assigned and otherwise conveyed by the Originator to the Depositor on such date and identified on Schedule I attached to an Assignment substantially in the form of Exhibit A hereto delivered on such Funding Date.

                 "Funding Event" shall mean, with respect to a Funding Date, the occurrence of the events described in the definition of Funding Date.

                 "[Master Servicer]" shall mean ___________________, a _________ [corporation], its successors and assigns.

                 "Obligor" shall have the meaning specified in the [Pooling and Servicing Agreement] [Trust Agreement].

                 "Originator" shall mean _____________, a ___________
[corporation], its successors and assigns.





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
                 "Person" shall have the meaning specified in the [Pooling and Servicing Agreement] [Trust Agreement].

                 "[Pooling and Servicing Agreement] [Trust Agreement]" shall mean the [Pooling and Servicing Agreement] [Trust Agreement] by and among the Originator; the Depositor; and ___________, as trustee, dated as of _________, 199__.

                 ["Pre-Funding Review" means a review conducted by the Review Firm prior to the Closing Date and each Funding Date with respect to Receivables to be included in the Trust Fund as of such date and prior to the Closing Date with respect to certain historical data included in the Prospectus Supplement dated ____________, 199__ (the "Prospectus Supplement"). The Review Firm will review the Receivable files to determine:

                          (A)     with respect to a randomly selected,
                 statistically valid sample of such Receivables, whether such Receivables constitute Eligible Receivables;

                          (B)     with respect to each Receivable, the
                 existence and delivery to the Trustee of:

                                  (1) the original retail installment sale contract evidencing such Receivable,

                                  (2)      an original certificate or an
                          original or copy of a guarantee of title or a copy of dealer guarantee of title, and

                                  (3)      a copy of an application for, or an
                          instrument certificate issued by the Risk Default Insurer; and

                          (C) with respect to the Receivables to be included in the Trust Fund as of the Closing Date or a Funding Date, as the case may be, confirmation of certain figures stated on a report substantially in the form of Exhibit to the [Pooling and Servicing Agreement] [Trust Agreement].]

                 "Rating Agency" shall mean ___________________ or any successors thereto.

                 "Receivable" shall mean any retail installment sale contract and installment loan identified on Exhibit B hereto which shall be amended from time to time on Funding Dates.

                 "Receivables Cash Purchase Price" with respect to each Eligible Receivable pledged, transferred, assigned and otherwise conveyed on the Closing Date, and each Eligible Receivable pledged, transferred, assigned and otherwise conveyed on a Funding Date, shall mean __% of the Principal Amount thereof plus accrued interest from the respective Cutoff Date to the Closing Date or the Funding Date, as the case may be.

                 "Replacement Receivable" shall mean a Receivable which (i) previously secured a receivable originated by the Originator and (ii) was repossessed due to a default on such prior receivable or a voluntary return of such vehicle by the Obligor.

                 "Reacquisition Event" shall have the meaning specified in
Section 7.02 hereof.

                 ["Review Firm" shall mean ________________, its successors and assigns or another firm of independent certified public accountants selected by the Depositor]

                 "Risk Default Insurance Policy" or "Risk Default Policy" means auto loan protection insurance naming the Trustee as an insured, which covers the Receivables, and which insurance is currently issued by
_______________________________.

                 "Risk Default Insurer" means _____________________, its successors and assigns.

                 "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Exhibit B.

                 "Servicer Files" shall have the meaning specified in the [Pooling and Servicing Agreement] [Trust Agreement].

                 "Trust" shall mean the ACC Automobile Receivables Trust.

                 "Trustee" shall mean ______________________, its successors and assigns.

                 "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

                 "Underwriter" shall mean _______________, its successors and assigns.


                                   ARTICLE II

                            TRANSFER OF RECEIVABLES

                 Section 2.01. TRANSFER OF RECEIVABLES. On the Closing Date and on each Funding Date, subject to the terms and conditions of this Agreement, the Originator agrees to pledge, transfer, assign and otherwise convey to the

Depositor, and the Depositor agrees to acquire from the Originator, Eligible Receivables and the other Trust Property relating thereto (as defined in Section 2.01(a) below). The Receivables transferred on the Closing Date are identified in an exhibit substantially in the form of Exhibit B hereto and shall be covered by an Assignment substantially in the form of Exhibit A hereto. The Receivables pledged, transferred, assigned and otherwise conveyed on each Funding Date shall be identified on Schedule I to Exhibit B attached to an Assignment substantially in the form of Exhibit A hereto.

                 (a) Initial Transfer of Receivables and Trust Property. On the Closing Date and simultaneously with the transactions pursuant to the [Pooling and Servicing Agreement] [Trust Agreement], the Originator shall pledge, transfer, assign and otherwise convey to the Depositor, without recourse, a 100% interest in (i) all right, title and interest of the Originator in and to the Closing Date Receivables, and all moneys due thereon (with respect to Precomputed Receivables), on and after the Cutoff Date (ii) the security interest of the Originator in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Closing Date Receivables and all certificates of title to such Financed Vehicles; (iii) the interest of the Originator in any proceeds from claims on any physical damage, credit life, risk default or disability insurance policies covering the Financed Vehicles or the Obligors from the Cutoff Date; and (iv) the proceeds of any and all of the foregoing and any recourse in equity or by contract against the Originator. (All of the property identified in this subsection (a) and the following subsection (c) shall constitute the "Trust Property.")

                 (b) Receivables Cash Purchase Price--Closing Date. In consideration for the Receivables and Trust Property described in
         Section 2.01(a), the Depositor shall, on the Closing Date, pay to the Originator 100% of the Receivables Cash Purchase Price in cash by federal wire transfer (same day) funds.

                 (c) Transfer of Receivables and Trust Property on Funding Dates. On each Funding Date, the Originator shall pledge, transfer, assign and otherwise convey to the Depositor, without recourse, a 100% interest in (i) all right, title and interest of the Originator in and to the Funding Date Receivables identified on an Exhibit substantially in the form of Schedule I to Exhibit B hereto delivered on such Funding Date, and all moneys received thereon subsequent to the respective Cutoff Date; (ii) the security interest of the Originator in the Financed Vehicles granted by the Obligors pursuant to such Receivables and the certificates of title to such Financed Vehicles;
         (iii) the interest of the Originator
         in any proceeds from claims on any physical damage, credit life, risk default or disability insurance policies covering such Financed Vehicles or such Obligors from the related Cutoff Date; and (iv) the proceeds of any and all of the foregoing; provided, however, that (A) the minimum amount of Receivables pledged, transferred, assigned or otherwise conveyed to the Depositor on any Funding Date, other than the Final Funding Date, shall be not less than $____________, (B) the Depositor shall comply with the requirements specified in Section ___ of the [Pooling and Servicing Agreement] [Trust Agreement] as a condition to any such pledge, transfer, assignment or other conveyance and (C) the Pre-Funding Account shall contain available funds in an amount at least equal to the Receivables Cash Purchase Price for such Funding Date Receivables immediately prior to the Funding Event.

                 (d) Receivables Cash Purchase Price--Funding Date. In consideration for the Funding Date Receivables and other Trust Property relating thereto described in Section 2.1(c), upon one Business Days' prior notice given by the Depositor to the Trustee, the Depositor shall cause the Trustee, on each Funding Date, to pay to the Originator an amount equal to 100% of the Receivables Cash Purchase Price in cash by federal wire transfer funds. The Originator acknowledges that the funds to effect the transfer of the Funding Date Receivables and other Trust Property relating thereto on each Funding Date shall be disbursed by the Trustee solely from the Pre-Funding Account pursuant to Section ______ of the [Pooling and Servicing Agreement] [Trust Agreement].

                 (e) Assignment by the Depositor In addition, concurrently with the transfer by the Depositor of the Receivables to the Trust, on the Closing Date, the Depositor shall assign to the Originator all of the Depositor's remaining rights to the Trust Fund and all rights of the Depositor under the [Pooling and Servicing Agreement] [Trust Agreement].

                 Section 2.02. THE CLOSING. The transfer of the Receivables shall take place at a closing (the "Closing") at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019 on the Closing Date, simultaneously with the closings under: (a) the [Pooling and Servicing Agreement] [Trust Agreement] pursuant to which (i) the Depositor will assign all of its right, title and interest in and to the Receivables and other Trust Property to the Trustee for the benefit of the [Certificateholders] [Noteholders]; and (ii) the Trustee will deposit the foregoing into the Trust in exchange for the Class __ [Certificates] [Notes]; and (b) the purchase of the [Certificates] [Notes] by the Class __ [Certificateholders] [Noteholders].

                 Section 2.03. THE FUNDING EVENTS.   The transfer of the
Funding Date Receivables on each Funding Date shall take place at the offices of the Trustee or at such other location as the Depositor and the Originator may reasonably agree.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Originator and for the benefit of the Trustee, the [Certificateholders] [Noteholders] and the Trust as of the date hereof and as of the Closing Date and as of each Funding Date:

                 (a) Organization, Etc. The Depositor is a corporation duly organized under the laws of the State of Delaware pursuant to its Articles of Incorporation and is validly existing as a corporation and in good standing under the laws of the State of Delaware, and has full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof and thereof.

                 (b) Due Authorization. The execution, delivery and performance by the Depositor of this Agreement have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Articles of Incorporation or Bylaws of the Depositor, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or to the best of the Depositor's knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Agreement is the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                 (c) No Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Depositor threatened, against the Depositor or its properties or with respect to this Agreement, which, if adversely determined would, in the opinion of the Depositor, have a material adverse effect on the transactions contemplated by this Agreement.

                 (d) Business Purpose. The Depositor will acquire and transfer the Receivables for a bona fide business purpose.

                 Section 3.02. REPRESENTATIONS AND WARRANTIES OF THE
ORIGINATOR.

                 (a) The Originator hereby represents and warrants to the Depositor and its successors and assigns and for the benefit of the Trustee, the [Certificateholders] [Noteholders] and the Trust as of the date hereof and as of each Funding Date:

                         (i) Organization, Etc. The Originator has been duly organized and is validly existing as a _______________ in good standing under the laws of the State of __________, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and had at all relevant times, and shall have, the power, authority and legal right to acquire and own the Receivables.

                        (ii) Due Qualification. The Originator is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                       (iii) Power and Authority. The Originator has the power and authority to execute and deliver this Agreement and to carry out its terms; the Originator has full power and authority to pledge, transfer, assign and otherwise convey the property pledged, transferred, assigned and otherwise conveyed to the Depositor and has duly authorized such pledge and assignment to the Depositor by all necessary corporate action; and the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action and the Agreement is the legal, valid and binding obligation of the Originator enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditor's rights or by general equity principles. The Originator has delivered this Agreement and any other agreements and documents necessary to effectuate the transfer contemplated hereby.

                        (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Originator, or any indenture, agreement or other instrument to which the Originator is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Originator's knowledge, any order, rule or regulation applicable to the Originator of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Originator or its properties.

                         (v) No Proceedings. There are no proceedings or investigations pending or, to the Originator's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Originator or its properties: (A) asserting the invalidity of this Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement.

                        (vi) No Consents, Approvals. Neither the execution nor the delivery by the Originator of this Agreement required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the Originator, except such as have been obtained, made or taken. The Originator complies in all material respects with all applicable laws, rules and orders with respect to itself, its business and properties and the Receivables. The Originator maintains all applicable permits and certifications.

                       (vii) No Unpaid Taxes. All tax returns required and due to be filed by the Originator in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon it or any subsidiary or upon any of their respective properties, income or franchises, shown to be due and payable on such returns have been paid. To the best of the Originator's knowledge all such tax returns were true and correct. Neither the Originator nor any subsidiary knows of any proposed additional tax assessment against it in any material amount or of any basis therefor.

                      (viii) Adequate Provisions for Taxes. The provisions for taxes on the Originator's books are in accordance with generally accepted accounting principles.

                        (ix) Pension/Profit Sharing Plans. No contribution failure has occurred with respect to any pension or profit sharing plan and all such plans have been fully funded as of the date of this Agreement.

                         (x)   Trade Names.   "________________________" is the
                 only trade name under which the Originator is currently operating its business and under which the Originator operated its business for the six years (or such shorter period of time during which the Originator was in existence) preceding the Closing Date.

                        (xi) Ability to Perform. There is no material impairment in the ability of Originator to perform its obligations under this Agreement.

                       (xii) Valid Business Reasons; No Fraudulent Transfers. The Originator has valid business reasons to acquire and pledge, transfer, assign and otherwise convey the Receivables rather than to obtain a secured loan with the Receivables as collateral and has undertaken the transaction contemplated herein as principal rather than as agent of any other person. At the time of the transfer: (i) the Originator transferred the Receivables to the Depositor without any intent to hinder, delay, or defraud any current or future creditor of the Originator; (ii) the Originator was not insolvent or did not become insolvent as a result of the transfer; (iii) the Originator was not engaged and was not about to engage in any business or transaction for which any property remaining with the Originator was an unreasonably small capital or for which the remaining assets of the Originator were unreasonably small in relation to the business of the Originator or the transaction; (iv) the Originator did not intend to incur, and did not believe or reasonably should not have believed that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid by the Depositor to the Originator for the Receivables was equivalent to the fair market value of such Receivables.

                      (xiii) Principal Executive Office. Since its inception the Originator has maintained, and from the date of this Agreement shall maintain, its principal executive office in the State of __________ and there have been no other locations of the Originator's principal executive office during the four months preceding the Closing Date.

                 (b) The Originator makes the following representations and warranties as to all of the Receivables subject to this Agreement on which the Depositor relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement and each Funding Date, as the case may be, but shall survive the pledge, transfer, assignment and other conveyance hereby of the Receivables to the Depositor and the subsequent assignment and transfer to the Trustee pursuant to the [Pooling and Servicing Agreement] [Trust Agreement]. The Originator hereby acknowledges and expressly agrees that any or all of the Depositor, the Trustee or the [Certificateholders] [Noteholders] may enforce the Originator's obligations pursuant to Section 7.02 hereof for any breach of any of the following representations and warranties:

                 Eligible Receivables. Each Receivable pledged, transferred, assigned and otherwise conveyed hereunder shall have all of the following characteristics (any such Receivable referred to hereinafter as an "Eligible Receivable") as of the Closing Date or as of the Funding Date on which such Receivable is pledged, transferred, assigned or otherwise conveyed hereunder, as the case may be:

                         (i)   Characteristics of Receivables.  Each Receivable
                 (a) shall have been originated in the United States of America by the Originator or a Dealer for the retail sale of a Financed Vehicle in the ordinary course of the Originator or such Dealer's business, has been fully and properly executed by the parties thereto, and, if originated by a Dealer, has been purchased by the Originator from such Dealer or has been financed for such Dealer under an existing agreement with the Originator, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Dealer in the Financed Vehicle, which security interest has been assigned by the Dealer to the Originator and which security interest shall be assigned by the Originator to the Depositor, (c) is covered by a Risk Default Insurance Policy and by a VSI Insurance Policy, as evidenced by certificate(s) of the insurer dated as of and delivered to the Trustee on the Closing Date, (d) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (e) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and
                 (f) provides in the case of Precomputed Receivables, in the event that any such contract is prepaid, for a prepayment that fully pays the principal amount plus unearned interest to the next Scheduled Payment.

                        (ii) Schedule of Receivables. The information set forth in Exhibit B to this Agreement with respect to the Receivables acquired on such date shall be true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures believed to be adverse to the [Certificateholders] [Noteholders] have been utilized in selecting the Receivables. The information on the computer tape regarding the Receivables made available to the Depositor and its assigns is true and correct in all material respects.

                       (iii) Form of Receivables. Each of the Receivables is substantially in the form of Exhibit C attached hereto.

                        (iv) Compliance with Law. Each Receivable and the sale of the Financed Vehicle shall (A) have complied at the time it was originated or made and at the Closing Date or Funding Date, as the case may be, shall comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Fair Credit Reporting Act, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the

                 California Consumer Credit Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws and (B) does not contravene any applicable contracts to which the Originator is a party and no party to such contract is in violation of any applicable law, rule or regulation which is material to the Receivable or the sale of the Financed Vehicle.

                         (v) Binding Obligation. Each Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

                        (vi) No Government Obligor. None of the Receivables shall be due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

                       (vii) Security Interest in Financed Vehicle. Immediately prior to the pledge, transfer, assignment and other conveyance thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Originator as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle upon completion of processing by the applicable state agency. The Originator shall cause each certificate of title to be delivered to the Custodian pursuant to Section ____ of the [Pooling and Servicing Agreement] [Trust Agreement], together with a power of attorney, duly executed by the Originator in favor of the Trustee, which power of attorney shall be sufficient to grant a validly perfected first security interest in the Financed Vehicles in favor of the Trustee, as Secured Party.

                      (viii) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                        (ix) No Waiver. No provision of a Receivable has been waived, impaired, altered or modified in any respect except in accordance with the Servicing Agreement, the substance of which is reflected in the Schedule of Receivables as it relates to the information included thereon.

                         (x) No Amendments. No Receivable has been amended such that either the original Scheduled Payment or the number of the originally scheduled due dates have been increased except as permitted under the terms of the Risk Default Policy covering such Receivable.

                        (xi)   No Defenses.  No right of rescission,
                 recoupment, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

                       (xii) No Liens. No liens or claims shall have been filed for work, labor or materials relating to any Financed Vehicle that would be Liens prior to, or equal or coordinate with, the security interest in a Financed Vehicle granted by the related Obligor pursuant to a Receivable, nor has any Receivable been satisfied, subordinated or rescinded.

                      (xiii) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen, and the Originator has not waived any of the foregoing. There has not been any other default or delinquency under the terms of the Receivable that remained uncured for more than thirty (30) days after notice to the Obligor. As of such date, the Originator has no knowledge of any reason why any Receivable would not be paid in full.

                       (xiv) Insurance. The Originator, in accordance with its customary procedures, has (A) required that each Obligor obtain, and has determined that each Obligor has obtained, physical damage insurance covering the Financed Vehicle as of the execution of the Receivable insuring repair or replacement of such Financed Vehicle subject to a deductibility not in excess of $1,000; and (B) obtained a Risk Default Policy and a VSI Policy covering each of the Receivables as of the Closing Date or Funding Date, as the case may be, and until each Receivable has been paid in full.

                        (xv) Title. Immediately prior to the transfer and assignment herein contemplated, the Originator had good and marketable title to each Receivable free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Depositor will have good and marketable title to each Receivable, free and clear of all Liens and rights of others except for certain Originator investors' liens or liens of certain financial institutions, all of which will be released prior to conveyance hereunder, and the security interest in the Financed Vehicle and other underlying collateral has been validly perfected under the UCC and other applicable law, if any.

                       (xvi) Lawful Assignment. No Receivable shall have been originated in, or is subject to the laws of, any jurisdiction under which the pledge, transfer, assignment or other conveyance of such Receivable under this Agreement or pursuant to transfers of the [Certificates] [Notes] would be unlawful, void or voidable.

                      (xvii) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Depositor a first perfected ownership interest in the Receivables shall have been made.

                     (xviii)   One Original.  There shall be only one original
                 of the retail installment sale contract evidencing each Receivable.

                       (xix) Down Payment. At least __% of the Receivables included in the Trust Fund may have a down payment of at least __% of the total purchase price of the related Finance Vehicle; up to __% of the Receivables included in the Trust Fund may have a down payment of between __% and __% of the total purchase of the related Financed Vehicle; provided, that no Receivable included in the Trust Fund shall have a down payment of less than __% of the purchase price of the related Financed Vehicle.

                        (xx) Maturity of Receivables. Each Receivable shall have an original maturity of not more than 61 months; the weighted average original term to maturity of the Receivables to be acquired on the Closing Date shall be _____ months as of the Cutoff Date, while the weighted average remaining term to maturity as of such Cutoff Date for such Receivables is _____ months; the remaining maturity of each Receivable shall be 61 months or less as of the respective Cutoff Date.

                       (xxi) Scheduled Payments. Each Receivable which is acquired on the Closing Date shall have an outstanding Principal Balance of at least $__________, a next scheduled payment due date on or prior to _________, 199__ and no Receivable whenever acquired shall have a payment that is more than 30 days overdue as of the applicable Cutoff Date; and shall have a final scheduled payment date no later than the Final Scheduled Distribution Date.

                      (xxii) Monthly Payments. Each Receivable shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) which fully amortize the amount financed over the original term; [provided, however, that, as permitted by the terms of the Risk Default Policy, each Receivable may be extended for one month for each 12 months in the Receivable's term provided, that extensions are limited to two, one month extensions in any consecutive 12 month period; provided, further, that a Receivable cannot be extended unless six consecutive payments have been made by the Obligor; further provided, however, that at the time the extension is made, a sufficient amount of interest due must be collected to forward the due date of the Receivable.]

                     (xxiii)   Remaining Maturity.  Each Receivable shall have
                 a remaining maturity of __ months or less as of the respective Cutoff Date, and the latest scheduled maturity of any Receivable acquired on the final Funding Date is no later than ________, 20__.

                      (xxiv) Financing. ___% of the Receivables shall represent Precomputed Receivables.

                       (xxv) Bankruptcy Proceeding. No Receivable as of the Cutoff Date shall be noted in the Originator's records as a dischargeable debt under a bankruptcy proceeding.

                      (xxvi) Chattel Paper, Valid and Binding. Each Receivable constitutes "chattel paper" as deemed in the UCC and is legal, valid and binding in accordance with its terms.

                     (xxvii)   State of Origination.  At the time of
                 origination, each Receivable was originated by the Originator or a Dealer located in the State of _________; provided, however, that no more than

                 ___% of the Principal Balance of the Receivable included in the Trust Fund on the Closing Date or any Funding Date shall be Replacement Receivables.

                    (xxviii)   Age of Financed Vehicles.  Approximately _____%
                 of the Receivables acquired on the Closing Date relate to new Financed Vehicles and approximately ___% related to used Financed Vehicles.

                      (xxix) No Future Advances. The full principal amount of each Receivable has been advanced to each Obligor or advanced in accordance with the directions of each such Obligor, and there is no requirement for future advances thereunder. The Obligor with respect to the Receivable does not have any options under their Receivable to borrow from any person additional funds secured by the Financed Vehicle. The Principal Balance of each Receivable as of the Closing Date is fully secured by the related Financed Vehicle.

                       (xxx) Underwriting Guidelines. Each Receivable has been originated in accordance with the underwriting guidelines of the Originator, a copy of which has been provided to the Underwriter, and in accordance with the underwriting guidelines established by the Risk Default Insurer, which guidelines include, but are not limited to, the following:

                            (A) the purchase of the Financed Vehicle by the Obligor, at the time of funding of the Receivable, was affordable to the Obligor based upon the Originator's underwriting guidelines with respect to discretionary income; and

                            (B) at the time of funding of the Receivable, the Financed Vehicle was purchased from, and the Receivable originated by, the Originator or a Dealer located in the State of ___________.

                      (xxxi) Financed Vehicle in Good Repair. Each Financed Vehicle is in good repair and working order.

                     (xxxii)   Principal Balance.  No Receivable has a
                 Principal Balance which includes capitalized interest, physical damage insurance and/or late charges.

                    (xxxiii)   Servicing.  At the Closing Date, each Receivable
                 was being serviced by a Servicer.

                     (xxxiv)   Eligible Loan.  Each Receivable constitutes an
                 "Eligible Loan" as defined in and for purposes for the Risk Default Policy.

                      (xxxv) Original Principal Amount. With respect to Receivables acquired on the Closing Date or a Funding Date, as the case may be, the original principal amount of each Receivable was not more than (A) in the case of new Financed Vehicles, ___% of the manufacturer's suggested retail price or, (B) in the case of used Financed Vehicles, ___% of the retail value of the Financed Vehicle at the time of origination of the Receivable as set forth in the Kelley "Blue Book" for the appropriate region.

                     (xxxvi)   Agreement.  The representations and warranties
                 of the Originators in this Agreement shall be true.

                    (xxxvii)   No Proceedings.  There are no proceedings or
                 investigations pending or, to the best knowledge of the Originator threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Originator or its properties: (A) asserting the invalidity of any of the Receivables; (B) seeking to prevent the enforcement of any of the Receivables; of (C) seeking any determination or ruling that might materially and adversely affect the payment on or enforceability of any Receivable.

                   (xxxviii)   Location of Servicer Files.  The Servicer Files
                 shall be kept at the location listed in Schedule A hereto provided that the Servicer Files shall not include (A) the original titles or the original or copies of the dealer blanket guarantees of title with respect to the Financed Vehicles, (B) the original retail installment sale contracts evidencing the Receivables and (C) original instrument certificates or copies of applications for instrument certificates under the Risk Default Insurance Policy, which documents shall be kept at an office of the Custodian.

                     (xxxix)   Balance of Receivables.  No Receivable which is
                 acquired on the Closing Date shall have an outstanding Principal Balance in excess of $__________ as of the Cutoff Date with respect to the Closing Date.

                        (xl) Insurance Coverage. Each Receivable shall be covered, as of the Closing Date or as of a Funding Date, as the case may be, and throughout the shorter of the term of the Trust or the term of the Receivable, under a Risk Default Insurance Policy and a VSI Insurance Policy, as evidenced by copies of applications for, or original instrument certificates from the Risk Default Insurer delivered to the Trustee on the Closing Date or a Funding Date, as the case may be; provided, however, that any original instrument certificate of Risk Default Insurance not so delivered on the Closing Date or a Funding Date, as the case may be, shall be delivered from the Originator to the Trustee within 45 days after the Closing Date or a Funding Date, as the case may be; provided, further, that for any original instrument certificate not so delivered to the Trustee, the Originator shall be deemed to be in breach of its representations and warranties contained in this Section 3.02, and, unless such breach is cured within the cure period defined in Section 7.02 hereof, such occurrence shall cause a Reacquisition Event (as defined in Section 7.02). Prior to the Closing Date or a Funding Date, as the case may be, a request shall have been made to have the Trustee named as an additional insured as of the Closing Date or as of a Funding Date, as the case may be, and as of such date, the Trustee shall be an additional named insured on each such policy of insurance; provided, however, that the Originator shall assign to the Trustee for the benefit of the [Certificateholders] [Noteholders] any proceeds received by the Originator as a named insured under either of such insurance policies with respect to a Receivable from the applicable Cutoff Date; provided, further, that the Trustee shall have no duties or obligations of a named insured on any such policy of insurance.

                       (xli) Original Titles. On the Closing Date or a Funding Date, as the case may be, the Originator shall deliver or cause to be delivered to the Trustee an original certificate or a copy of a dealer blanket guarantee of title for each Financed Vehicle relating to each Receivable pledged, transferred, assigned and conveyed hereunder; provided, however, that any original certificate of title not so delivered on the Closing Date or a Funding Date, as the case may be, due to the fact that such title has not yet been issued by a state title registration agency and delivered to the Originator as of the Closing Date or Funding Date, as the case may be, shall be delivered by the

                 Originator to the Trustee within 135 days after the Closing Date or a Funding Date, as the case may be; provided, further, that for any original certificate of title not so delivered to the Trustee, the Originator shall be obligated to reacquire such Receivable pursuant to Section 7.02 hereof.

                      (xlii) Dealer Blanket Guarantee of Title. A dealer blanket guarantee of title has been executed for each Receivable conveyed hereunder.

                     (xliii)   Not Previously Past Due.  No Receivable has been
                 more than three times past due over 60 days or more than two times past due over 90 days, nor has any Receivable been more than 30 days past due as of the Closing Date or a Funding Date, as the case may be.

                      (xliv) No Litigation. No Receivable has been in litigation or restructured.

                       (xlv) No Charge Off. No Receivable has been charged off for accounting purposes by the Originator.

                      (xlvi) Normal Procedures. Each Receivable has been administered pursuant to the Originator's normal credit, administration, collection and charge-off procedures, which procedures are satisfactory to the Depositor.

                     (xlvii)   No Fraud, Misrepresentation.  No Receivable has
                 been originated with any fraud or misrepresentation.

                    (xlviii)   Payments Received.  The Originator has not
                 received any payment from any payor other than the Obligor.

                      (xlix) Prepayment. The prepayment from the Obligor under a related Precomputed Receivable is equal to or greater than the Principal Balance of such Precomputed Receivable at the Closing Date or at any date of determination thereafter, as applicable.

                         (l) Eligibility Criteria. Each Receivable meets the eligibility criteria with respect to each of the Risk Default Insurance Policy and the VSI Insurance Policy, including, but not limited to, the receipt in full of the applicable down payment with respect to such Receivable and no deferment with respect to such down payment has been granted.

                                   ARTICLE IV

                                   CONDITIONS

                 Section 4.01. Conditions to Obligation of the Depositor. The obligation of the Depositor to take receipt of the Receivables under this Agreement is subject to the satisfaction of the following conditions:

                 (a) Representations and Warranties True. The representations and warranties of the Originator hereunder shall be true and correct on the Closing Date or the Funding Date, as the case may be, with the same effect as if then made, and the Originator shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or the Funding Date, as the case may be.

                 (b) Files Marked; Files and Records owned by Trust. The Originator shall, at its own expense, on or prior to the Closing Date or the Funding Date, as the case may be, indicate in its files that receivables created in connection with the Receivables have been assigned to the Depositor pursuant to this Agreement and the Originator shall deliver to the Depositor the Schedule of Receivables certified by the Originator to be true, correct and complete.
         Further, the Originator hereby agrees that the computer files and other physical records of the Receivables maintained by the Originator will bear an indication reflecting that the Receivables and all documents held by the Originator pursuant to a certain Servicing Agreement or otherwise are pledged to the Trust.

                 (c) Documents to be Delivered by the Originator at the Closing and on each Funding Date.

                         (i) The Assignment. At the Closing and on each Funding Date, the Originator will execute and deliver the Assignment. The Assignment shall be substantially in the form of Exhibit A hereto.

                        (ii) Original Receivables,- Original Titles. At the Closing and on each Funding Date, the Originator shall deliver to the Trustee for the benefit of the Depositor and its assigns (A) the original retail installment sale contracts evidencing such Receivable, (B) the original certificate or a copy of dealer blanket guarantee of title for each Financed Vehicle relating to each such Receivable sold hereunder, and
                 (C) original or copies of applications for instrument certificates under the Risk Default Policy, which delivery shall be accompanied by a Certificate of Delivery substantially in the form of Exhibit E-1 to the Initial Purchase Agreement; provided, however, that any original certificate of title not so delivered at Closing due to the fact that such title has not yet been issued by a state title registration agency and delivered to the Originator as of the Closing Date or a Funding Date, as the case may be, shall be delivered by the Originator to the Depositor, for immediate delivery to the Trustee, within 135 days of the Closing Date or a Funding Date, as the case may be; provided, further, that for any certificate of title not so delivered to the Trustee, the Originator shall be obligated to reacquire such Receivable pursuant to Section 7.02 hereof.

                       (iii) Evidence of UCC Filings. On or prior to the Closing Date, the Originator shall record and file, at its own expense, (A) UCC-3 termination statements in each jurisdiction in which required by applicable law, to release any prior security interests in the Receivables granted by the Originator and (B) a UCC financing statement in each jurisdiction in which required by applicable law, executed by the Originator, as seller or debtor, and naming the Depositor, as purchaser or secured party, identifying the Receivables and the other Trust Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the pledge, transfer, assignment and conveyance of such Receivables to the Depositor. The Originator shall deliver a file-stamped copy, or other evidence satisfactory to the Depositor of such filing, to the Depositor on or prior to the Closing Date.

                        (iv) Evidence of Insurance and Payment. On the Closing Date and on each Funding Date, the Originator shall deliver to the Depositor (i) certificates of the respective insurance companies indicating that each Receivable is covered by Risk Default Insurance and VSI Insurance and (ii) evidence of payment in full of all premiums due under either or both of the Risk Default Insurance and VSI Insurance Policies with respect to the Receivables.

                         (v) Other Documents. Such other documents as the Depositor may reasonably request.

                 (d) Other Transactions. The transactions contemplated by the [Pooling and Servicing Agreement] [Trust Agreement] shall be consummated on the Closing Date.

                 (e) [Review of Receivables. Prior to the Closing Date and each Funding Date, the Depositor shall have received satisfactory results from the Review Finn of the Pre-Funding Review. The Depositor further agrees to give written notice of the results of the Pre-Funding Review to the Originator.]

                 Section 4.02. CONDITIONS TO OBLIGATION OF THE ORIGINATOR. The obligation of the Originator to pledge, transfer, assign or otherwise convey the Receivables on the Closing Date or a Funding Date, as the case may be, to the Depositor is subject to the satisfaction of the following conditions:

                 (a) Representations and Warranties True. The warranties of the Depositor hereunder shall be true and correct on the Closing Date or the Funding Date, as the case may be, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or the Funding Date, as the case may be.

                 (b) Receivables Cash Purchase Price. At the Closing Date or the Funding Date, as the case may be, the Depositor will deliver to the Originator the Receivables Cash Purchase Price, as provided in
         Section 2.01(b).


                                   ARTICLE V

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ORIGINATOR

                 The Originator agrees with the Depositor as follows; provided, however, that to the extent that any provision of this Article V conflicts with any provision of the [Pooling and Servicing Agreement] [Trust Agreement], the [Pooling and Servicing Agreement] [Trust Agreement] shall govern:

                 Section 5.01. PROTECTION OF RIGHT, TITLE AND INTEREST.

                 (a) Filings. The Originator shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Depositor in and to the Receivables, and the other Trust Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Depositor hereunder to the Receivables and the other Trust Property. The Originator shall deliver to the Depositor file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Depositor shall cooperate fully with the Originator in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a).

                 (b) Name Change. Within 15 days after the Originator makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Originator shall give the Depositor notice of any such change and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Depositor's security interest in the Trust Property.

                 Section 5.02. OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and pursuant to the [Pooling and Servicing Agreement] [Trust Agreement], the Originator will not pledge, transfer, assign or otherwise convey to any other person, or grant, create, incur, assume or suffer to exist any lien on any interest therein, and the Originator shall defend the right, title, and interest of the Depositor in, to and under such Receivables against all claims of third parties claiming through or under the Originator; provided, however, that the Originator's obligations under this Section 5.02 shall terminate upon the termination of the Trust pursuant to the [Pooling and Servicing Agreement] [Trust Agreement].

                 Section 5.03. PRINCIPAL EXECUTIVE OFFICE. Since its inception, the Originator has maintained, and from the date of this Agreement, shall maintain, its principal executive office in the State of _____.

                 Section 5.04. TRUSTEE AS ADDITIONAL INSURED. The Originator shall cause notice to be given to the insurers under the Risk Default Policy and the VSI Policy to identify the Trustee as an additional named insured, as its interest may appear, under each such policy. The Originator hereby assigns to the Trustee for the benefit of the [Certificateholders] [Noteholders] any and all proceeds received by the Originator as named insured with respect to a Receivable under the terms of either of the foregoing insurance policies for claims made from the Cutoff Date.

                 Section 5.05. COSTS AND EXPENSES. The Originator agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Depositor's right, title and interest in and to the Receivables.

                 Section 5.06. NO WAIVER. The Originator shall not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable.

                 Section 5.07. LOCATION OF SERVICER FILES. The Servicer Files, exclusive of the original titles to the Financed Vehicles and exclusive of the originals of the Receivables, are to be kept at the location listed in Exhibit D hereto. The original titles and the originals of the Receivables are to be kept at the principal executive office of the Custodian as specified in the [Pooling and Servicing Agreement] [Trust Agreement].

                 Section 5.08. TRANSFER OF RECEIVABLES. The Originator will take no action inconsistent with the pledge, transfer and assignment of the Receivables to the Depositor If a third party, including a potential purchaser of the Receivables, should inquire, the Originator will promptly indicate that the Receivables have been pledged, transferred and assigned to the Depositor

                 Section 5.09. ORIGINATOR'S RECORDS. This Agreement and all related documents describe the transfer of the Receivables from the Originator as a pledge by the Originator to the Depositor

                 Section 5.10. TRANSFER OF ADDITIONAL RECEIVABLES. The Originator shall use its best efforts in good faith to make available for pledge, transfer, assignment and other conveyance to the Depositor in accordance with Section 2.01 hereof additional Receivables originated or acquired by the Originator or its Affiliates which are Eligible Receivables. This covenant shall be for the benefit of the Depositor, the Trustee and the [Certificateholders] [Noteholders], and any other such Person may enforce its legal or eligible rights, remedies or claims hereunder.

                 Section 5.11. NO BANKRUPTCY PETITION. The Originator covenants and agrees that prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization it will not institute any bankruptcy procedures, or other proceedings under any federal or state bankruptcy law.

                 Section 5.12. COVENANTS REGARDING OPERATIONS.

                 (a) The Originator shall not engage in any business or activity other than in connection with or relating to the issuance of the Class __ [Certificates] [Notes], except as otherwise may be permitted herein or in the Articles of Incorporation of the Originator.

                 (b) The Originator shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Originator) formed or surviving such consolidation or merger, or that acquires by conveyance or transfer the properties and assets of the Originator substantially as an entirety, shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume in form satisfactory to the Rating Agency, the due and punctual payment of the Class __ [Certificates] [Notes] then outstanding and the performance of every covenant on the part of the Originator to be performed or observed pursuant to this Agreement and the [Pooling and Servicing Agreement] [Trust Agreement], (ii) immediately after giving effect to such transaction, no default or event of default under this Agreement shall have occurred and be continuing and (iii) the Originator shall have delivered to the Rating Agency and the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer comply with this Agreement.

                 (c) So long as any Class A [Certificates] [Notes] are outstanding, the Originator shall not dissolve or liquidate, in whole or in part, except (i) as permitted in paragraph (b) above or (ii) with the prior written consent of the Trustee and prior written confirmation from the Rating Agency (a copy of which shall be provided to the Trustee by the Originator) that such dissolution or liquidation will have no adverse effect on the rating assigned to the Class __ [Certificates] [Notes].

                 (d) The funds and other assets of the Originator shall not be commingled with those of any other corporation, entity or Person, including, but not limited to, the parents or affiliates of the Originator.

                                   ARTICLE VI

                                INDEMNIFICATION

                 The Originator shall indemnify the Depositor for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any by each of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Originator may otherwise have.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                 Section 7.01. OBLIGATIONS OF ORIGINATOR. The obligations of the Originator under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                 Section 7.02. REACQUISITION EVENTS. The Originator hereby covenants and agrees with the Depositor for the benefit of the Depositor, the Trustee and the [Certificateholders] [Noteholders] that upon the occurrence of
(i) a breach of any of the Originator's representations and warranties contained in Section 3.02(b) hereof with respect to a Receivable or (ii) the failure of the Originator to deliver original certificates of title pursuant to
Section 4.01(c)(ii), and unless (i) such breach shall have been cured by the thirtieth day following the discovery or receipt by the Originator of notice from the Depositor or the Trustee thereof or (ii) such failure to deliver shall have been cured by the seventh Business Day following receipt by the Originator of notice from the Depositor or the Trustee of such non-delivery, the Originator shall be obligated to reacquire such Receivable hereunder from the Depositor ("Reacquisition Event"), at the Repurchase Price as defined in the Initial Purchase Agreement on a date which shall be no later than (i) the fifth Business Day following such 30-day cure period or (ii) relating to the non-delivery on the fifth Business Day following such seven Business Day cure period. The reacquisition obligation of the Originator shall constitute the sole remedy to the [Certificateholders] [Noteholders], or to the Trustee, or to the Depositor against the Originator with respect to any Reacquisition Event. The Originator acknowledges that the Trustee and the [Certificateholders] [Noteholders] are beneficiaries with respect to the rights of the Depositor hereunder and that the Trustee or the [Certificateholders] [Noteholders] may enforce the rights of the Depositor with respect thereto.

                 Section 7.03. THE DEPOSITOR'S ASSIGNMENT OF REACQUIRED RECEIVABLES. With respect to all Receivables reacquired by the Originator pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the Originator all the Depositor's right, title and interest in and to such Receivables, and all security and documents relating thereto.

                 Section 7.04. TRUST. The Originator acknowledges that the Depositor will, pursuant to the [Pooling and Servicing Agreement] [Trust Agreement], assign the Receivables to the Trust and assign its rights under this Agreement to the Trustee for the benefit of the [Certificateholder] [Noteholder]s, and that the representations and warranties contained in this Agreement and the rights of the Depositor under Section 7.02 hereof are intended to benefit such Trust and any [Certificateholders] [Noteholders] and the Trustee and any [Certificateholders] [Noteholders] shall have the right to enforce the same. The Originator hereby consents to such transfers and assignments.

                 Section 7.05. AMENDMENT. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Originator and the Depositor; provided, however, that any such amendment that materially adversely affects the rights of the [Certificateholder] [Noteholder] under the [Pooling and Servicing Agreement] [Trust Agreement] must be consented to by the ]Holders of at least 51% of the Class __ [Certificates] [Notes].

                 Section 7.06. WAIVERS. No failure or delay on the part of the Depositor in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                 Section 7.07. NOTICES. All communications and notices pursuant hereto to any party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

                 Section 7.08. COSTS AND EXPENSES. The Originator will pay all expenses, including fees and expenses of counsel, incident to the performance of its obligations under this Agreement and the Originator agrees to pay all reasonable out-of-pocket costs in connection with the enforcement of any obligation of the Originator hereunder.

                 Section 7.09. REPRESENTATIONS. The respective agreements, representations, warranties and other statements by the Originator and the Depositor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.02 hereof.

                 Section 7.10. CONFIDENTIAL INFORMATION. The Depositor agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Depositor's rights hereunder, under the Receivable, under any [Pooling and Servicing Agreement] [Trust Agreement] or as required by law.

                 Section 7.11. HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to section names or numbers are to such sections of this Agreement.

                 Section 7.12. GOVERNING LAW. This Agreement and the Assignment shall be governed by and construed in accordance with the internal laws of the State of [New York].

                 Section 7.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                       [ORIGINATOR]



                                       By
                                         --------------------------------------
                                           Name:
                                           Title:


                                       ACC CONSUMER FINANCE CORPORATION



                                       By
                                         --------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                                   ASSIGNMENT

                 For value received, in accordance with the Receivables Acquisition Agreement dated as of _______, 199__, by and between the undersigned and Advanta Auto Finance Corporation ("the Depositor") (the "Receivables Acquisition Agreement"), the undersigned (the "Originator") does hereby (A) pledge, transfer, assign and otherwise convey unto the Depositor, without recourse (capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Receivables Acquisition Agreement),
(i) all right, title and interest of the undersigned in and to the Receivables identified on the Schedule attached as Exhibit B to the Receivables Acquisition Agreement and all moneys due thereon, on and after the Cutoff Date; (ii) the interest of the Originator in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and the certificates of title to such Financed Vehicles; (iii) the interest of the Originator in any proceeds from claims on any physical damage, credit. life, risk default or disability insurance policies covering the Financed Vehicles or Obligors; and
(iv) the proceeds of any and all of the foregoing and any recourse in equity or by contract against the Originator and (B) grant to the Trustee a security interest in the Reserve Fund (as defined in the [[Pooling and Servicing Agreement] [Trust Agreement]) and the Residual Interest (as defined in the [Pooling and Servicing Agreement] [Trust Agreement]). The Originator hereby acknowledges that the Trustee is entitled to hold such Reserve Fund and Residual Interest pending distributions as stated in Section _____ of the [Pooling and Servicing Agreement] [Trust Agreement]. The foregoing assignment does not constitute and is not intended to result in any assumption by the Depositor of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Custodian Files (as defined in the [Pooling and Servicing Agreement] [Trust Agreement]), Servicer Fees (as defined in the [Pooling and Servicing Agreement] [Trust Agreement]), any insurance policies or any agreement or instrument relating to any of them.

                 This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Acquisition Agreement and is to be governed by the Receivables Acquisition Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _________, 199__.

                                       [ORIGINATOR]



                                       By
                                         --------------------------------------

                                   EXHIBIT B

                            SCHEDULE OF RECEIVABLES

--------------------------------------------------------------------------------

                                         Name:
                                         Title:






                                     A-2